UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1700 Boston, Massachusetts	02115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 313-7331

Gemphire Therapeutics Inc.

P.O. Box 130235

Ann Arbor, MI 48113

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 30, 2019, NeuroBo Pharmaceuticals, Inc., formerly known as Gemphire Therapeutics Inc. (the “Company”), completed its business combination with the private entity formerly known as NeuroBo Pharmaceuticals, Inc. (“NeuroBo”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, as amended on October 29, 2019 (the “Merger Agreement”), by and among the Company, NeuroBo and GR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into NeuroBo, with NeuroBo continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

Contingent Value Rights Agreement

On December 30, 2019, in connection with the Merger, the Company, Grand Rapids Holders’ Representative, LLC, as representative of the Company’s stockholders prior to the Merger, and Computershare Inc. and Computershare Trust Company, N.A. as the rights agent, entered into a Contingent Value Rights Agreement (the “CVR Agreement”). For a description of the terms and conditions of the CVR Agreement, please refer to “Agreements Related to the Merger—CVR Agreement” in the Company’s prospectus/definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2019 (the “Proxy Statement”), which description is incorporated herein by reference.

The description of the CVR Agreement is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On December 30, 2019, the Company issued a press release announcing the completion of the Merger, the Reverse Stock Split (as defined below) and the Name Change Amendment (as defined below).  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02.                                        Termination of a Material Definitive Agreement.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02 to the extent applicable.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On December 30, 2019, prior to completion of the Merger, the Company effected a 1-for-25 reverse stock split of its common stock (the “Reverse Stock Split”) and, also on December 30, 2019, following completion of the Merger, changed its name to “NeuroBo Pharmaceuticals, Inc.”  Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by NeuroBo, which is a clinical-stage biotechnology company focused on developing novel pharmaceuticals to treat neurodegenerative disorders affecting millions of patients worldwide, as further described in the Proxy Statement under the section titled “NeuroBo Business”.

Unless otherwise noted, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Immediately prior to, and in connection with, the completion of the Merger, each share of NeuroBo preferred stock was converted into one share of NeuroBo common stock and all of NeuroBo’s outstanding convertible notes were converted into NeuroBo common stock. Under the terms of the Merger Agreement, at the closing of the Merger, the Company issued shares of its common stock to NeuroBo stockholders, based on a common stock exchange ratio of 1.1431 shares of the Company’s common stock for each share of NeuroBo common stock (the “Exchange Ratio”) outstanding immediately prior to the Merger.  The Exchange Ratio was determined through arm’s-length negotiations between the Company and NeuroBo.  The Company also assumed all of the stock options to purchase NeuroBo common stock outstanding immediately prior to the Merger, with such stock options now representing the right to purchase a number of shares of the Company’s common stock equal to the Exchange Ratio multiplied by the number of shares of NeuroBo common stock previously represented by such stock options.  The exercise prices of such options were also appropriately adjusted to reflect the Exchange Ratio.  The assumed options will be governed by the terms of the Company’s 2019 Equity Incentive Plan.

Immediately following the Merger, there were approximately 15,588,849 shares of the Company’s common stock outstanding, options to purchase 959,060 shares of the Company’s common stock outstanding and warrants to purchase 40,568 shares of the Company’s common stock outstanding, in each case, subject to the rounding down of fractional shares as a result of the Reverse Stock Split or the application of the Exchange Ratio. Immediately following the Merger, former NeuroBo stockholders and optionholders owned or held rights to acquire approximately 96.17% of the Company’s fully-diluted common stock, and Company stockholders and warrant holders immediately prior to the Merger owned or held rights to acquire approximately 3.83% of the Company’s fully-diluted common stock, excluding out-of-the-money options, which terminated and ceased to exist immediately prior to the closing of the Merger.

The shares of the Company’s common stock issued to the former stockholders of NeuroBo were registered with the SEC on the Company’s Registration Statement on Form S-4, as amended (File No. 333-233588).

The shares of the Company’s common stock listed on The Nasdaq Capital Market, previously trading through the close of market on Monday, December 30, 2019 under the ticker symbol “GEMP,” are expected to commence trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “NRBO,” on Tuesday, December 31, 2019.  The Company’s common stock will be represented by a new CUSIP number, 64132R 107.

The foregoing description of the Merger Agreement and the amendment thereto is qualified in its entirety by reference to the Merger Agreement and the amendment thereto, which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, effective January 28, 2019, the Company prepaid in full all outstanding indebtedness under the Loan and Security Agreement with Silicon Valley Bank (“SVB”) dated July 24, 2017, as amended by the First Amendment, dated July 31, 2018 (the “Term Loan”).

The obligations, liabilities, covenants, and terms expressly specified in the Term Loan and related loan and collateral security documents as surviving termination continued to survive notwithstanding the payment, including the Company’s obligation to pay to SVB a success fee of 3.5% of the funded principal amount of the Term Loan in the event any of the following occur on or before 5:00 PM, Eastern time, on July 24, 2024: (a) the Company receives FDA approval for any new drug application for gemcabene, (b) a sale or other transfer of all or substantially all of the assets of the Company occurs, (c) a merger or consolidation of the Company with or into another person or entity occurs where the holders of the Company’s outstanding voting equity securities immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor immediately following such transaction, or (d) any sale by the holders of the Company’s outstanding voting equity securities where such holders do not continue to hold at least a majority of the Company’s issued and outstanding voting equity securities immediately following the consummation of such transaction. In connection with the closing of the Merger, the Company paid SVB $350,000 in satisfaction of its obligation to pay the success fee in accordance with this provision of the Term Loan.

Item 3.03.                                        Material Modification to Rights of Security Holders.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019, at the annual meeting of the Company’s stockholders held on December 6, 2019 (the “Annual Meeting”), the Company’s stockholders approved (i) an amendment to the Company’s third amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split (the “Stock Split Amendment”), and (ii)  an amendment to the Certificate of Incorporation to change the Company’s name from “Gemphire Therapeutics Inc.” to “NeuroBo Pharmaceuticals, Inc.” (the “Name Change Amendment”).

On December 27, 2019, the Company’s board of directors approved the 1-for-25 reverse stock split ratio reflected in the Stock Split Amendment. On December 30, 2019, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective as of 4:01 p.m. Eastern Time on December 30, 2019.  On December 30, 2019, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware, effective as of 4:03 p.m. on December 30, 2019.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every twenty-five (25) shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one (1) share of the Company’s common stock.

No fractional shares were issued in connection with the Reverse Stock Split.  Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment in an amount determined by multiplying the fraction to which the holder would otherwise be entitled by the closing price of the Company’s common stock on the Nasdaq Capital Market on December 30, 2019 (as adjusted to give effect to the Reverse Stock Split), rounded up to the nearest whole cent.

In accordance with the Stock Split Amendment, no corresponding adjustment was made with respect to the Company’s authorized common stock. The Reverse Stock Split has no effect on the par value of the common stock or authorized shares of preferred stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of common stock will be unaffected by the Reverse Stock Split.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01.                                        Change in Registrant’s Certifying Accountant.

For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, NeuroBo, which have been audited by BDO USA, LLP (“BDO”), will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

The Company expects the Audit Committee of the Company’s board of directors to approve the dismissal of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm and to engage BDO as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019, which will reflect NeuroBo as the accounting acquirer.

The reports of E&Y on the Company’s financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 and the interim period between December 31, 2018 and the date of this report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 and the interim period between December 31, 2018 and the date of this report, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

The Company delivered a copy of this Current Report on Form 8-K to E&Y on December 29, 2019 and requested a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. The Company will file the response letter of E&Y as Exhibit 16.1 by amendment to this Current Report on Form 8-K.

Item 5.01.                                        Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger other than Dr. Gullans (Charles L. Bisgaier, Ph.D., Kenneth Kousky, Pedro Lichtinger and Andrew Sassine),

resigned from the Company’s board of directors and any respective committees to which they belonged, immediately prior to the effective time of the Merger. The board of directors then increased its size to seven members and appointed, effective as of the effective time of the Merger, six designees selected by NeuroBo.

Effective as of the effective time of the Merger, the board of directors appointed Dr. Gullans and Na Yeon (Irene) Kim as Class I directors, whose terms will expire at the 2020 annual meeting of stockholders, Jeong Gyun Oh and Jason Groves as Class II directors, whose terms will expire at the 2021 annual meeting of stockholders, and Jeong Gu (Richard) Kang, Michael Salsbury and Tae Heum (Ted) Jeong as Class III directors, whose terms will expire at the 2022 annual meeting of stockholders.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on December 30, 2019, in connection with the closing of the Merger, Charles L. Bisgaier, Ph.D., Kenneth Kousky, Pedro Lichtinger and Andrew Sassine resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Merger Agreement initially provided that at or immediately after the closing of the Merger, the size of the Company’s board of directors will be fixed at ten members, consisting of one member designated by the Company, who is Steven Gullans, Ph.D., and nine members designated by NeuroBo. On December 30, 2019, the parties agreed to waive this provision of the Merger Agreement as it relates to the composition of the Company’s board of directors following the closing of the Merger such that the board of directors will consist of seven members total, one member designated by the Company, who is Steven Gullans, Ph.D., and six members designated by NeuroBo.  Accordingly, following the closing of the Merger the board of directors and its committees will be reconstituted, with Dr. Gullans and Na Yeon (Irene) Kim appointed as Class I directors of the Company, whose terms expire at the Company’s 2020 annual meeting of stockholders, Jeong Gyun Oh and Jason Groves appointed as Class II directors of the Company, whose terms expire at the Company’s 2021 annual meeting of stockholders and Jeong Gu (Richard) Kang, Michael Salsbury and Tae Heum (Ted) Jeong appointed as Class III directors of the Company, whose terms expire at the Company’s 2022 annual meeting of stockholders. Ms. Kim will serve as chairperson of the board of directors. Biographical information for Dr. Kang and Messrs. Salsbury and Groves is set forth below. Dr. Roy Freeman, who had previously been a director of NeuroBo, has stepped down from the board of directors of NeuroBo and was not appointed as a director of the Company effective upon the closing of the Merger.  NeuroBo also determined not to designate certain other individuals named in the Proxy Statement that were anticipated to be designated as of the date thereof.

Dr. Jeong and Messrs. Groves and Salsbury were appointed to the Company’s Audit Committee (with Dr. Jeong serving as chair of the committee and audit committee financial expert); Ms. Kim and Mr. Oh were appointed to the Company’s Compensation Committee (with Ms. Kim serving as chair of the committee); and Messrs. Groves, Oh and Salsbury were appointed to the Company’s Nominating and Corporate Governance Committee (with Mr. Salsbury serving as chair of the committee). Each of the directors will also enter into an indemnification agreement with the Company on December 31, 2019. For additional information regarding the indemnification agreements between the Company and each of its directors, please refer to the form of indemnification agreement filed herewith as Exhibit 10.5.

Biographical information for the newly appointed directors (other than with respect to Dr. Kang and Messrs. Salsbury and Groves) and disclosure regarding related party transactions involving NeuroBo and the newly appointed directors are included in the Proxy Statement and incorporated herein by reference.

Dr. Jeong Gu (Richard) Kang, age 48, has served as an officer of NeoImmuneTech, Inc., a biotechnology company developing T cell-centered novel immunotherapeutics, since May 2014, most recently as Co-President and Chief Executive Officer and a member of the board of directors.  Mr. Kang held various officer positions at NeuroBo, including as President and Chief Operating Officer, from September 2017 through February 2019 and also served on NeuroBo’s board of directors from July 2017 to February 2019.  He was reappointed to NeuroBo’s board of directors in December 2019.  Dr. Kang also served as President and Chief Executive Officer of JK BioPharma Solutions, Inc. from January 2013 to February 2019. Dr. Kang received a Ph.D. in Molecular Plant Pathology from The University of Edinburgh, a M.S. in Plant Molecular Genetics from Seoul National University and a B.S. in Horticultural Science from Seoul National University.

Jason L. Groves, Esq., age 48, is the Executive Vice President and General Counsel of Medifast, Inc. (NYSE: MED), a publicly held leading manufacturer and distributor of clinically-proven, healthy-living products and programs.  He has served in this position since November 2011, and as Corporate Secretary since June 2015.  Preceding and during his current position, Mr. Groves was a Medifast, Inc., director from 2009 to 2015, serving on the Audit Committee from 2009 to 2011.  Mr. Groves was Assistant Vice President of Government Affairs for Verizon Maryland from 2003 until 2011, after having joined Verizon in 2001.  A United States Army veteran, Mr. Groves was a direct-commissioned Judge Advocate in the United States Army Judge Advocate General’s (JAG) Corps.  As a JAG officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney.  Mr. Groves recently completed nine years with the Anne Arundel Medical Center Board of Trustees, chairing their international captive insurance company board for eight years. Mr. Groves received his Bachelor of Science degree, cum laude, in Hospitality Management from Bethune-Cookman University, and obtained his Juris Doctor from North Carolina Central University School of Law.

Mr. Michael Salsbury, age 70, has served as Counsel to Verisma Systems, Inc., a provider of cloud-based automated disclosure management systems, since September 2017.  From February 2013 to July 2017, he served as Secretary and General Counsel to Best Doctors, Inc., a provider of expert medical opinions.  Mr. Salsbury has more than 25 years’ experience as a senior executive with public and private companies and private law practice. Mr. Salsbury received a J.D. and M.B.A. from University of Virginia and a B.A. from Dartmouth College.

Executive Officers

In accordance with the Merger Agreement, on December 30, 2019, the employment of the Company’s Chief Executive Officer and President, Dr. Gullans, Chief Scientific Officer, Dr. Bisgaier, and Chief Commercial Officer, Mr. Reno, terminated in connection with the closing of the Merger. Following the termination of such officers’ employment and execution of a general release of claims, pursuant to their employment agreements, Dr. Gullans, Dr. Bisgaier and Mr. Reno are entitled to receive a lump sum cash payment in an amount equal to $75,000, $330,000 and $297,536, respectively, subject to a reduction for withholding tax, and each such officer’s restricted stock award granted on July 24, 2019 representing 12,000, 4,000 and 4,000 shares, respectively, of the Company’s common stock fully vested immediately prior to the closing of the Merger. John L. Brooks, III’s relationship with NeuroBo ended prior to the Merger and he will not be employed by the Company in any capacity.

The Company’s board of directors intends to appoint Jeong Gu (Richard) Kang as the Company’s President, Chief Executive Officer, Secretary and as Interim Principal Financial Officer and Treasurer, effective January 1, 2020, Mark Versavel, M.D., Ph.D., M.B.A., as the Company’s Chief Medical Officer and Nicola Shannon as the Company’s Vice President, Clinical Operations. Dr. Gullans will continue as Interim Chief Executive Officer until the effective date of Dr. Kang’s appointment. Each of Dr. Kang, Mr. Versavel and Ms. Shannon will enter into an indemnification agreement with the Company, a form of which is attached hereto as Exhibit 10.5.  There are no family relationships among any of the Company’s directors and executive officers.

Mr. Jeong Gu (Richard) Kang The Company and Dr. Kang intend to enter into an employment agreement (the “Kang Employment Agreement”). The Kang Employment Agreement is expected to provide for at-will employment of Dr. Kang as the Company’s President and Chief Executive Officer. Dr. Kang will also be eligible to receive a stock option grant at the conclusion of each fiscal year based upon performance criteria as determined by the Company’s Compensation Committee at the beginning of each fiscal year and to participate in the Company’s employee benefit plans in effect for similarly-situated employees.

Dr. Mark Versavel. Dr. Versavel, age 61, has served as NeuroBo’s Chief Medical Officer since February 2018. Dr. Versavel has also been the founder and owner of vZenium LLC, providing consulting services to life sciences companies engaged in central nervous system clinical development, since March 2014 and, since March 2019, has served as the Chief Medical Officer of Cavion, Inc., a privately-held, clinical stage biotechnology company developing therapeutics for neurological diseases. From May 2014 until December 2018, Dr. Versavel also provided advisory services to life sciences companies through the privately-held staffing agency, Atrium Staffing. Dr. Versavel also served as the Chief Medical Officer of Alzheon, Inc., a privately-held, clinical-stage biopharmaceutical company developing medicines for patients with Alzheimer’s disease, from September 2013 until September 2015. From March 2014 until November 2015, Dr. Versavel was also a principal of Akta Pharmaceutical Development, an international, privately-held company engaged in providing consulting services for biopharmaceutical companies. Dr. Versavel has over 25 years of clinical development experience in neuropathic pain and multiple neurology and psychiatry indications across the areas of clinical pharmacology, early and late phase clinical trials, and in the support of marketed products in the public companies Bayer AG, Schering AG, Parke Davis, Pfizer and Sunovion. Dr. Versavel received his M.D. from the University of Antwerp, his Ph.D. in clinical pharmacology from the Humboldt University of Berlin and his M.B.A. from the University of Michigan.

Dr. Versavel remains engaged under the terms of the Second Versavel Consulting Agreement described in the Proxy Statement, a copy of which is attached as hereto as Exhibit 10.3.  The monthly consulting fee is now $29,750 per month.

During the year ended December 31, 2018, vZenium LLC earned $178,499 in monthly consulting fees and was paid $4,325 as reimbursements for expenses.

Ms. Nicola Shannon. Ms. Shannon, age 61, has served as NeuroBo’s Vice President of Clinical Operations since October 2018. From May 2018 until September 2018, Ms. Shannon served as the Vice President of Clinical Operations of Kaleido Biosciences, Inc., a publicly-traded, clinical-stage health care company focused on leveraging the microbiome organ to treat disease and improve human health, and from June 2016 until April 2018, Ms. Shannon served as the Executive Director of Clinical Operations for Tetraphase Pharmaceuticals, a publicly-traded, biopharmaceutical company seeking to use chemistry technology to create, develop and commercialize novel tetracyclines for serious and life-threatening conditions. Ms. Shannon was also the Senior Director of Clinical Operations for Cubist Pharmaceuticals, a publicly-traded, biopharmaceutical company (subsequently acquired by Merck & Co.) focusing on the research, development and commercialization of pharmaceutical products-particularly those designed to treat drug resistant pathogens, from October 2014 until March 2016. In addition, Ms. Shannon was a Director of Clinical Development for AstraZeneca Pharmaceuticals, Inc., a publicly-traded, global pharmaceutical company and Senior Director of Clinical Operations at Vertex Pharmaceuticals, a publicly-traded, global biotechnology company. Ms. Shannon brings more than 25 years of experience in clinical operations and clinical development, Phase 1 - 4 trials, clinical strategy, quality, and process improvement to NeuroBo. Ms. Shannon is a Registered Nurse and holds a nursing degree from Fanshawe College, a B.A. in health sciences administration from Ottawa University and studied business administration at Capella University.

On August 20, 2018, NeuroBo and Ms. Shannon entered into an offer letter (the “Shannon Offer Letter”) for Ms. Shannon’s employment at NeuroBo beginning on September 17, 2018, which will continue to remain in effect upon the closing of the Merger. The Shannon Offer Letter provides for at-will employment of Ms. Shannon as NeuroBo’s Vice President of Clinical Operations, a base salary of $265,000 per year and that Ms. Shannon will be eligible to receive annual bonus compensation with an annual target bonus opportunity of 25% of her base salary.

The foregoing description is not complete and is qualified in its entirety by reference to the Shannon Offer Letter, a copy of which is attached hereto as Exhibit 10.4.

2019 Equity Incentive Plan

At the Annual Meeting, the stockholders of the Company approved the Gemphire 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan had previously been approved by the Company’s board of directors, subject to stockholder approval. The 2019 Plan became effective on December 29, 2019.  Under the 2019 Plan, (i) 3,000,000 new shares of the Company’s common stock are reserved for issuance, (ii) the Gemphire Therapeutics Inc. Amended and Restated Equity Incentive Plan, as amended (the “Gemphire 2015 Plan”), has been terminated; and (iii) up to 33,560 additional shares of the Company’s common stock may be issued if awards outstanding under the NeuroBo Pharmaceuticals, Inc. 2018 Stock Option Plan, as amended, have been cancelled or expire on or after the date of the Annual Meeting.

For a description of the 2019 Plan, please refer to “Gemphire Proposal No. 4: Approval of the 2019 Equity Plan” in the Proxy Statement, which information is incorporated herein by reference. The description of the 2019 Plan is subject to and qualified in its entirety by reference to the 2019 Plan, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

Reference is made to the Proxy Statement, which included the audited financial statements of NeuroBo as of and for the years ended December 31, 2018 and 2017, which are incorporated herein by reference in satisfaction of the Item 9.01(a) requirements for such information pursuant to General Instruction B.3 of Form 8-K.

The unaudited interim financial statements of NeuroBo, including NeuroBo’s unaudited condensed consolidated balance sheet as of September 30, 2019, NeuroBo’s condensed consolidated balance sheet derived from audited financial statements as of December 31, 2018, unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019 and 2018, unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2019 and 2018 and the notes related thereto will be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(b)                                 Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, including the unaudited pro forma condensed combined balance sheet as of September 30, 2019, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and the notes related thereto will be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(d)                                 Exhibits

Exhibit No.	Description

2.1±

Agreement and Plan of Merger and Reorganization, dated July 24, 2019, by and among the Company, GR Merger Sub Inc. and NeuroBo Pharmaceuticals, Inc. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 25, 2019, File No. 001-37809).

2.2

First Amendment to Agreement and Plan of Merger and Reorganization, dated October 29, 2019, by and among the Company, GR Merger Sub Inc. and NeuroBo Pharmaceuticals, Inc. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 29, 2019, File No. 001-37809).

3.1	Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment (Name Change) to the Third Amended and Restated Certificate of Incorporation of the Company.

10.1±	Contingent Value Rights Agreement, dated as of December 30, 2019, by and among the Company, Grand Rapids Holders Representative, LLC, Computershare Inc. and Computershare Trust Company, N.A.

10.2@	2019 Equity Incentive Plan.

10.3@

Consulting Agreement by and between vZenium LLC, owned and managed entirely by Mark Versavel, and NeuroBo Pharmaceuticals, Inc., dated May 1, 2018 and extension of such agreement, dated January 1, 2019.

10.4@	Offer Letter, dated as of August 20, 2018, by and between Nicola Shannon and NeuroBo.

10.5@	Form of Indemnification Agreement between NeuroBo Pharmaceuticals, Inc. and each of its directors and executive officers.

16.1	Letter from Ernst & Young LLP (to be filed by amendment)

99.1	Press Release dated December 30, 2019.

±

All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NeuroBo Pharmaceuticals, Inc. will furnish copies of any schedules to the U.S. Securities and Exchange Commission upon request.

@	Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: December 30, 2019	By:	/s/ Jeong Gyun Oh
Jeong Gyun Oh
Director